UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2018

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

000-51139	13-4228144
(Commission File Number)	(IRS Employee Identification No.)

3025 S Parker Rd Ste 140, Aurora CO	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2018, Keith Wiggins resigned as a member of our board of directors, effective immediately. On November 14, 2018, Chris Bragg and James Cochran each resigned as a member of our board, effective immediately. On November 15, 2018, Michael Harnish and Sam Morris each resigned as a member of our board, effective immediately. None of these former directors resigned from our board as a result of any disagreement with our company expressed to, or otherwise known by, any executive officer on any matter relating to our operations, policies or practices.

We have undertaken a search process to identify candidates to join our board. We plan to announce new board members with water and hemp focus soon.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)

Dated: November 16, 2018	By:	/s/ Wayne Harding
Wayne Harding, Chief Executive Officer